SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 21, 2007 (June 15, 2007)
United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ		07662

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Definitive Material Agreement.
United Retail Group, Inc. (“the Company”) sponsors a profit-sharing plan qualified under the Internal Revenue Code, the Retirement Savings Plan (the “RSP”), in which all associates who have completed one year of service are eligible to participate. Each participant is entitled to direct that a contribution up to 3% of his compensation be made under the RSP as a basic contribution that reduces his compensation under the Code. For each participant who makes a basic contribution, the Company makes a matching cash contribution equal to one-half of the basic contribution, provided, however, that in no event shall the matching contribution for a participant exceed certain maximum limits imposed by governmental regulations applicable to qualified plans. All contributions made by the Company vest incrementally after specified years of service with the Company.
The Company also sponsors a nonqualified supplemental retirement savings plan, the Supplemental Retirement Savings Plan (the “SRSP”), for associates who meet minimum compensation thresholds, including the Company’s officers. Under the SRSP, the Company makes cash contributions equal to the amount of contributions that it otherwise would have made pursuant to the terms of the RSP but which were disallowed by governmental regulations.
The Company has also been making cash retirement contributions, equal to 6% of the base salary (the contractual rate of annual base salary in the case of participants with an employment contract) and incentive compensation of each participant who earned $100,000 per annum or more and who was employed by the Company before 1993.
All the officers of the Company and, among others, Jon Grossman, the Vice President-Financial Analysis and Planning of United Retail Incorporated, the Company’s operating subsidiary, have been participants in the SRSP.
On June 15, 2007, the Compensation Committee recommended amending the SRSP to bring it into compliance with Section 409A of the Code, principally by delaying distributions to certain Company officers for six months after termination of employment. The recommended amendment was unanimously approved by the Board later on June 15, 2007.
The amendment to the SRSP is an exhibit to this Report and is available online at www.sec.gov.
Item 8.01 Other Events.
On June 15, 2007, the Nominating Committee of the Company’s Board of Directors recommended, and the Board of Directors unanimously approved, the election of Ross B. Glickman to the Nominating Committee to fill a vacancy.

Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description
10.1*	Amendment, dated as of January 1, 2005, to Supplemental Retirement Savings Plan

*	A compensatory plan for the benefit of the Corporation’s management
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 21, 2007	UNITED RETAIL GROUP, INC. (Registrant)
	By:	/s/ GEORGE R. REMETA
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment, dated as of January 1, 2005, to Supplemental Retirement Savings Plan

*	A compensatory plan for the benefit of the Corporation’s management